SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549




                                   FORM 8-K/A
                                AMENDMENT No. 1




                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): June 2, 2000



                            FIRST SCIENTIFIC, INC.
           (Exact name of registrant as specified in this Charter)



          Delaware                   0-24378                33-0611745
---------------------------   -----------------------   -------------------
State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation)                                  Identification No.)


       1877 West 2800 South, Suite 200, Ogden, Utah            84401
       ---------------------------------------------       ------------
          (Address of principal executive offices)          (Zip Code)



     Registrant's Telephone Number, Including Area Code:  (801) 393-5781
                                                          ---------------




   ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On June 2, 2000, the Registrant completed the purchase of eighty percent of the outstanding capital interests of PureSoft Solutions, L.L.C., a New Hampshire limited liability company ("PureSoft"). The purchase was made pursuant to a Purchase Agreement dated March 15, 2000 between the Company and David Wilich, Frank Wilich, Jr., Gene Dubois and PureSoft, which was reported on Form 8-K filed by the Registrant on March 30, 2000. The agreement further requires the remaining 7% and 13% ownership interest in PureSoft to be transferred to the Company on April 1, 2001 and 2002, respectively, by the Company issuing shares of common stock.

         PureSoft is a supplier and marketer of hard-surface disinfectants, bathing and skin care products, primarily to the professional, health care and health club/spa markets. PureSoft began marketing the Company's antimicrobial handwash under the Company's PureCleanse(R) product label at the beginning of 2000. Financial statements of PureSoft are filed herewith as
   Exhibit 99.1.


   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements.
                 See Exhibit Index, Exhibit 99.1

         (b)    Pro forma financial information
                See Exhibit Index, Exhibit 99.1

         (c)    Exhibits.  The following exhibits are
                incorporated herein by this reference:

          Exhibit No.                Description of Exhibit
          -----------                -------------------------
            2.2*                     Purchase Agreement dated as
                                     of March 15, 2000 among the
                                     Registrant and David Wilich,
                                     Frank Wilich, Jr., Gene
                                     Dubois and PureSoft
                                     Solutions, LLC, a New
                                     Hampshire limited liability
                                     company.
          10.9*                      Employment Agreement with
                                     David Wilich
          10.10*                     Stock Option Agreement with
                                     David Wilich, Frank Wilich
                                     and Gene Dubois.
          99.1**                     Financial statements.
   ____________________________
          * Incorporated by reference to the same numbered Exhibits to the Report on Form 8-K, as filed on March 30, 2000
         **   Filed herewith

                               SIGNATURES

         Pursuant to the requirements of the Securities Exchange
   Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              FIRST SCIENTIFIC, INC.
                                 (Registrant)




   Date: June 13, 2000                By:   /S/   Randall L. Hales
                                         --------------------------------
                                         Randall L. Hales, President and
                                          Chief Executive Officer


                              EXHIBIT INDEX

          Exhibit No.                Description of Exhibit
          -----------                ----------------------------
            2.2*                     Purchase Agreement dated as
                                     of March 15, 2000 among the
                                     Registrant and David Wilich,
                                     Frank Wilich, Jr., Gene
                                     Dubois and PureSoft
                                     Solutions, LLC, a New
                                     Hampshire limited liability
                                     company.

          10.9*                      Employment Agreement with
                                     David Wilich

          10.10*                     Stock Option Agreement with
                                     David Wilich, Frank Wilich
                                     and Gene Dubois.

          99.1**                     Financial statements, Index

   ____________________________
           * Incorporated by reference to the same numbered Exhibits to the Report on Form 8-K, as filed on March 30, 2000
          **  Filed herewith

               FIRST SCIENTIFIC, INC. AND SUBSIDIARIES


                    INDEX TO FINANCIAL STATEMENTS


                                                          Page

  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
   FINANCIAL STATEMENTS                                    F-2

       Unaudited Pro Forma Condensed Consolidated
        Balance Sheet - March 31, 2000                     F-3

       Unaudited Pro Forma Condensed Consolidated
         Statements of Operations for the Three Months
         Ended March 31, 2000 and for the Year Ended
         December 31, 1999                                 F-4

       Notes to Unaudited Pro Forma Condensed
         Consolidated Financial Statements                 F-5

  PURESOFT SOLUTIONS, L.L.C. FINANCIAL STATEMENTS

       Report of Independent Certified Public
         Accountants                                       F-6

       Balance Sheets - March 31, 2000 (Unaudited)
         and December 31,1999                              F-7

       Statements of Operations and Changes in Members'
         Equity (Deficit) for the three months ended
         March 31, 2000 (Unaudited), for the Period from
         February 10, 1999 (Date of Inception) through
         March 31, 1999 (Unaudited) and for the Period
         from February 10, 1999 (Date of Inception)
         through December 31,1999                          F-8

       Statements of Cash Flows for the three months ended
         March 31, 2000(Unaudited), for the Period from
         February 10, 1999 (Date of Inception) through
         March 31, 1999 (Unaudited) and for the Period
         from February 10, 1999 (Date of Inception)
         through December 31,1999                          F-9

       Notes to Financial Statements                       F-10




                         ------------------

                      FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE ENTERPRISE)
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

 On March 15, 2000, First Scientific, Inc. (the "Company") entered into an agreement ("the Agreement") to purchase all of the interest in PureSoft Solutions, L.L.C. ("PureSoft"), a New Hampshire limited liability company involved in selling and marketing health care products. On March 15, 2000, the Company paid the owners of PureSoft $50,000, issued options to purchase 87,534 common shares at $0.01 per share and signed a $450,000 nonrecourse promissory note. The promissory note bears interest at 8.5% per annum with $300,000 due June 15, 2000 and $50,000 due quarterly from September 15, 2000 through March 15, 2001. In addition, the Company advanced PureSoft $300,000 on March 15, 2000. The agreement further provides for the Company to advance PureSoft $300,000 on both June 15, 2000 and August 15, 2000.

 Under the terms of the Agreement, the March 15, 2000 payments of $50,000 and $300,000 and the stock options would be forfeited should the Company not pay $300,000 on the promissory note and advance $300,000 to PureSoft by June 15, 2000. On June 2, 2000, the Company made the required payments, the Agreement was completed and an 80% ownership interest in PureSoft was transferred to the Company.

 The Agreement further requires the remaining 7% and 13% ownership interest in PureSoft to be transferred to the Company on April 1, 2001 and 2002, respectively, by the Company issuing shares of common stock. The number of shares to be issued is based on earnings wherein First Scientific will issue 4,630 shares of common stock for each increment of $119,050 in net income before tax achieved by PureSoft during the twelve months ending
 March 31, 2001, and 50,405 shares of common stock for each increment of $969,322 in net income before tax during the twelve months ending March
 31, 2002. Provided, however, a minimum of $190,000 worth of the Company's shares, valued at $4.50 per share at March 31, 2001 and $6.00 per share at March 31, 2002, shall be delivered to the owners of PureSoft for the remaining ownership interests.

 The acquisition was accounted for by the purchase method of accounting. The options granted were valued by the Company at the time of issuance at $266,595 using the Black-Scholes option pricing model based upon the fair value of the Company's common stock at March 15, 2000 of $3.00 per share and the following assumptions: risk-free interest rate of 6.18%, expected dividend yield of 0%, volatility of 0%, and expected life of one year. The value at March 15, 2000 has been increased at an annual rate of 8.5% to the June 2, 2000 purchase date. The minimum payment for the purchase of the remaining 20% ownership interest has been valued for financial reporting purposes based upon the current estimated fair value per share of $3.00 or a total of $93,349 discounted to June 2, 2000 using an 8.5% imputed interest rate, and is included in the acquisition cost.

 The resulting cost of the acquisition on June 2, 2000 was $984,684 and resulted in recognizing $571,449 of goodwill. Goodwill will be amortized over five years by the straight-line method. The additional common shares issuable at April 1, 2001 and 2002 will be recorded at fair value on the dates issued and will increase goodwill on those dates. The increase in goodwill will be amortized over the remaining amortization period.

 The Company financed the acquisition of PureSoft in part from the proceeds of a private offering of 1,000 shares of 8% Series 2000-A convertible preferred stock (the "Series A Preferred Shares") and warrants to purchase up to 500,000 common shares at $3.00 per share within four years from the date the warrants were issued in exchange for cash proceeds of $900,000, net of $100,000 in offering costs. The Series A preferred shares are convertible into common shares at 80% of the average three lowest closing bid prices in the 15-day period preceding the conversion with a maximum conversion price of $4.00 per share and a minimum conversion price of of $2.00 per share.
 The number of warrants which will ultimately be issued is determined by the aggregate stated value of the Series A Preferred shares divided by the conversion price per share.

 The accompanying pro forma condensed consolidated financial statements present the consolidated financial position of the Company as of March 31, 2000 assuming the acquisition of PureSoft occurred, the proceeds from the issuance of the Series A Preferred shares and proceeds from subsequent issuances of common stock were received on that date and present the results of operations of the Company for the three months ended March 31, 2000 and for the year ended December 31, 1999 assuming the acquisition and the financing occurred on February 10, 1999. The amounts presented for First Scientific have been derived from the Company's historical consolidated financial statements for the three months ended March 31, 2000 and for the year ended December 31, 1999. The amounts presented for PureSoft are the historical financial position and results of operations of PureSoft and were derived from the financial statements presented herein. The accompanying pro forma statements of operations should be read in conjunction with those historical financial statements.

 Had the acquisition occurred on February 10, 1999, actual results of operations would likely have differed from the amounts presented in these pro forma statements. In addition, the pro forma results of operations presented in the accompanying financial statements are not necessarily indicative of the results that may be expected for the remainder of the year ending December 31, 2000.

                    FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             MARCH 31, 2000

                                                                             Pro
                                             First                          Forma           Pro
                                           Scientific       PureSoft      Adjustments      Forma
                                         --------------  --------------  ------------   ------------
                                                                                       <C)
ASSETS

CURRENT ASSETS
   Cash                                    $   881,528    $   66,006     (D)$ 900,000
                                                                         (A) (119,000)
                                                                         (F)  272,001    $ 2,000,535
   Investments in securities available
     for sale                                  110,509            --               --        110,509
   Other current assets                         67,088        43,758               --        110,846
   Goodwill                                         --            --     (A)  571,449        571,449
                                           -----------    ----------        ---------    -----------
       Total Current Assets                  1,059,125       109,764        1,624,450      2,793,339
                                           -----------    ----------        ---------    -----------
NET EQUIPMENT                                  190,626        16,300     (A)    6,760        213,686

Notes Receivable - Related Party                 7,248            --               --          7,248
Deposit on PureSoft Purchase                   611,779            --     (A) (611,779)            --
Other assets                                    34,750            --               --         34,750
                                           -----------    ----------        ---------    -----------
TOTAL ASSETS                               $ 1,903,528    $  126,064       $1,019,431    $ 3,049,023
                                           ===========    ==========       ==========    ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                        $   113,503    $   14,370        $      --    $   127,873
   Accrued liabilities                          13,987         6,264               --         20,251
   Short-term note payable                      13,289            --     (A)  149,301        162,590
   Capital lease obligation - current
    portion                                      9,207            --               --          9,207
   Payable to First Scientific                      --       300,000     (A) (300,000)            --
   Related party loans payable                      --        79,955               --         79,955
                                           -----------    ----------        ---------    -----------
        Total Current Liabilities              149,986       400,589         (150,699)       399,876
                                           -----------    ----------        ---------    -----------
LONG-TERM LIABILITIES                           11,970            --               --         11,970
                                           -----------    ----------        ---------    -----------
MANDATORILY REDEEMABLE PREFERRED STOCK
   Series 2000-A Convertible - par value
    $0.001; 4,500 shares designated;
    no shares issued (actual)
    1,000 shares issued and outstanding;
    (pro forma); liquidation preference
    $1,000,000 (pro forma)                          --           --     (D)   564,108        564,108
                                           -----------    ----------        ---------    -----------
STOCKHOLDERS' EQUITY
   Preferred stock - $0.001 par value;
    1,000,000 shares authorized; 995,500
    shares not designated; no shares
    issued or outstanding                           --            --               --             --
   Common stock - $0.001 par value;
     50,000,000 shares authorized;
     20,721,436 shares outstanding (actual)
     20,812,103 shares outstanding
     (pro forma)                                20,721            --     (F)       91         20,812
   Additional paid-in capital                8,961,591            --     (A)   93,349
                                                                         (D)  503,838
                                                                         (F)  271,910      9,830,688
   Members' equity                                  --        10,000     (A)  (10,000)            --
   Receivable from stockholders                     --      (181,000)              --       (181,000)
   Unrealized loss on investment in
    securities                                  (1,205)           --               --         (1,205)
   Unearned compensation                      (309,408)           --     (A) (200,000)      (509,408)
   Accumulated deficit                      (6,930,127)     (103,525)    (A)  103,525
                                                                         (A)   11,255
                                                                         (D) (167,946)    (7,086,818)
                                           -----------    ----------       ----------    -----------
        Total Stockholders' Equity           1,741,572      (274,525)         606,022      2,073,069
                                           -----------    ----------       ----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 1,903,528    $  126,064       $1,019,431    $ 3,049,023
                                           ===========    ==========       ==========    ===========

              FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                     STATEMENTS OF OPERATIONS

             FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                                                             Pro            Pro
                                              First                         Forma          Forma
                                           Scientific       PureSoft      Adjustments     Results
                                         --------------  --------------  ------------    -----------
Revenues                                   $    65,175   $    39,438        $      --    $   104,613
Cost of sales                                   29,798        12,899               --         42,697
                                           -----------   -----------        ---------    -----------
Gross profit                                    35,377        26,539               --         61,916
                                           -----------   -----------        ---------    -----------
Operating expenses                             741,720        67,398               --        809,118
Amortization of goodwill                            --            --     (B)   28,572         28,572
                                           -----------   -----------        ---------    -----------
Total Expenses                                 741,720        67,398           28,572        837,690
                                           -----------   -----------        ---------    -----------
Loss from Operations                          (706,343)      (40,859)         (28,572)      (775,774)

Interest expense                                (1,753)       (1,391)              --         (3,144)

Interest income                                  9,030            --               --          9,030
                                           -----------   -----------        ---------    -----------
Net Loss                                      (699,066)      (42,250)         (28,572)      (769,888)

Preferred dividends                                 --            --     (E)  (20,000)       (20,000)
                                           -----------   -----------        ---------    -----------
Loss Applicable to Common Shares           $  (699,066)  $   (42,250)       $ (48,572)   $  (789,888)
                                           ===========   ===========        =========    ===========
Basic and diluted loss per common share    $     (0.03)                                  $     (0.04)
                                           ===========                                   ===========
Weighted average number of common shares
 used in per share calculation              20,481,015                                    20,481,015
                                           ===========                                   ===========


                FOR THE YEAR ENDED DECEMBER 31, 1999

                                                                             Pro           Pro
                                              First                         Forma         Forma
                                           Scientific      PureSoft       Adjustments    Results
                                         --------------  --------------  ------------   -----------

Revenues                                   $   553,631   $    94,591        $      --   $   648,222
Cost of sales                                  148,223        38,896               --       187,119
                                           -----------   -----------        ---------   -----------
Gross profit                                   405,408        55,695               --       461,103
							 -----------   -----------        ---------   -----------

Operating expenses                           1,761,537       107,360                      1,868,897
Amortization of goodwill                            --            --     (B)  101,452       101,452
                                           -----------   -----------        ---------   -----------
Total Expenses                               1,761,537       107,360          101,452     1,970,349
                                           -----------   -----------        ---------   -----------
Loss from Operations                        (1,356,129)      (51,665)        (101,452)   (1,509,246)

Interest expense                                (4,485)       (4,873)              --        (9,358)
Interest income                                 32,643            --               --        32,643
Realized loss on investment in securities     (140,346)           --               --      (140,346)
                                           -----------   -----------        ---------   -----------
Net Loss                                    (1,468,317)      (56,538)        (101,452)   (1,626,307)

Preferred dividends                                 --            --      (D)(503,838)
                                                                          (E) (70,000)     (573,838)
                                           -----------   -----------        ---------   -----------
Loss applicable to common shares           $(1,468,317)  $   (56,538)       $(675,290)  $(2,200,145)
                                           ===========   ===========        =========   ===========
Basic and diluted loss per common share    $     (0.07)                                 $     (0.11)
                                           ===========                                  ===========
Weighted average number of common shares
 used in per calculation                    20,182,373                                   20,182,373
                                           ===========                                  ===========

              FIRST SCIENTIFIC, INC. AND SUBSIDIARIES
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  (A) Allocation of the purchase price and the elimination of inter-company amounts. Assets and securities were transferred or are to be transferred on dates other than the acquisition date which required adjusting the cost of the acquisition and income otherwise reported to compensate for recognizing income before or after the consideration is transferred. The acquisition cost has been adjusted by imputed interest at 8.5% on assets given, liabilities incurred and warrants issued on dates other than the acquisition date. The purchase price of $984,684 is comprised of the following:

                                                          Amount       Imputed   Acquisition
 Date Paid/Payable  Description of Consideration       Paid/Payable    Interest      Cost
 ----------------   ----------------------------       ------------  ----------   ----------
    03/15/2000      Cash payment                        $  350,000    $   6,439    $ 356,439
    03/15/2000      87,534 warrants                        261,779        4,816      266,595
 09/15/2000-2001    8-1/2% promissory note                 156,381       (7,080)     149,301
    06/02/2000      Cash payment                           119,000            -      119,000
 04/01/2001-2002    Minimum future stock issuance          106,083      (12,734)      93,349
                                                        ----------    ---------    ---------
                         Total Purchase Price           $  993,243     $ (8,559)   $ 984,684
                                                        ==========    =========    =========

        The purchase price was allocated to the PureSoft net assets; the excess of the purchase price over the fair value of the net assets was recorded as goodwill.

  (B)   Goodwill in the amount of $571,449 is being amortized over five years.

  (C) On March 15, 2000, First Scientific signed a 8.5% non-recourse note payable due to the members of PureSoft in the amount of $450,000;
        a principal payment in the amount of $300,000 was due June 15, 2000 and was paid on June 2, 2000.The remaining $150,000 plus accrued interest is due in three quarterly payments from September 15, 2000 through March 15, 2001.

  (D)   In order to obtain funding for the acquisition of PureSoft, on May
        16, 2000, First Scientific issued 1,000 Series A Preferred shares and warrants to purchase up to 500,000 common shares at $3.00 per share within four years from the date the warrants were issued in exchange for cash proceeds of $900,000, net of $100,000 in offering costs.
        The Series A Preferred shares are convertible into common shares at 80% of the average three lowest closing bid prices in the 15 day period preceding the conversion, limited however to a maximum conversion price of $4.00 per share and a minimum conversion price of $2.00 per share. The Series A Preferred shares have voting rights equal to the shares of common stock into which the Series A Preferred shares are convertible. Dividends are cumulative and are payable quarterly within 5 days after the last business day of each quarter. The Company has the right to redeem the Series A Preferred shares after May 16, 2001 at a price equal to $1,250 for each of the Series A Preferred shares, plus accrued and unpaid dividends. The Company is obligated to redeem the Series A Preferred shares if the 22-day average of the closing bid price for the Company's common stock falls below $2.01 per share. In the event First Scientific fails to timely pay the required quarterly preferred dividends, make any required redemption payments, or otherwise keep other material provisions of the securities purchase agreement or the designation of preferred stock, First Scientific will be in noncompliance, at which time the cumulative dividend rate increases to 21% per annum and the Series
        A Preferred shares become immediately redeemable. In addition, the designation of the Series A Preferred shares includes certain penalties including reduction of both the conversion price of the Series A Preferred shares and the effective exercise price of the warrants if First Scientific issues common stock in the future at prices below the quoted market price.

        The net proceeds received were allocated between the Series A preferred shares and the warrants to purchase up to 500,000 shares of common stock based on the relative fair value of those instruments with $253,838 being allocated to the warrants resulting in a discount to the preferred stock of that same amount. The relative fair value of the warrants of $353,556 was based on the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 6.7%; expected dividend yield of 0%; estimated volatility of 0%; and expected life of four years. In addition, the Series
        A preferred shares are convertible into common stock at a 20% discount from market. The beneficial conversion feature of the Series A preferred shares of $250,000 has been recognized as additional paid-in capital and resulted in a discount to the Series A preferred shares. The combined discount on the Series A preferred shares will be amortized over the period in which the Series A preferred shares are convertible, which is from the date issued through July 15, 2000. The amortization of the discount will be recognized as additional preferred dividends. A preferred dividend from amortization of $167,946 of the discount was recognized on the date the Series A preferred shares were issued.

  (E) The annual dividend requirement applicable to the 8% Series A preferred shares is $80,000.

  (F) Subsequent to March 31, 2000, the Company issued 90,667 shares of common stock for cash proceeds in the amount of $272,001, or $3.00 per share.

     HANSEN, BARNETT & MAXWELL
     A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS


                                                        (801) 532-2200
    Member of AICPA Division of Firms                 Fax (801) 532-7944
           Member of SECPS                      345 East 300 South, Suite 200
  Member of Summit International Associates    Salt Lake City, Utah 84111-2693



                  REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
First Scientific, Inc.

We have audited the accompanying balance sheet of PureSoft Solutions, L.L.C., as of December 31, 1999, and the related statement of operations and changes in members' equity, and cash flows for the period from February 10, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PureSoft Solutions, L.L.C. as of December 31, 1999, and the results of its operations and its cash flows for the period from February 10, 1999 (date of inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                   HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
June 2, 2000

                        PURESOFT SOLUTIONS, L.L.C.
                             BALANCE SHEETS



                                     ASSETS

                                    March 31,        December 31,
                                         2000                1999
                                    ---------         -----------
                                   (Unaudited)
Current Assets
     Cash                           $  66,006           $   7,097
     Trade accounts receivable         18,922              10,895
     Inventory                         24,835                  --
                                     --------           ---------
          Total Current Assets        109,763              17,992
                                     --------           ---------
Equipment
     Computer equipment                17,000              17,000
     Furniture and office equipment     8,000               8,000
     Less: Accumulated depreciation    (8,700)             (6,617)
                                    ---------         -----------
          Equipment, net               16,300              18,383
                                    ---------         -----------
Total Assets                        $ 126,063         $    36,375
                                    =========         ===========

     LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities
     Accounts payable               $ 14,370           $   25,777
     Accrued liabilities               6,263                4,873
     Related party loans payable      79,955               57,000
     Payable to First Scientific     300,000                   --
                                    --------            ---------

          Total Current Liabilities  400,588               87,650

Members' Deficit
     Contributed capital              10,000               10,000
     Receivable from members        (181,000)                  --
     Accumulated deficit            (103,525)             (61,275)
                                    --------           ----------
          Total Members' Deficit    (274,525)             (51,275)
                                    --------           ----------
Total Liabilities and Members'
  Deficit                          $ 126,063          $    36,375
                                   =========          ===========

                      PURESOFT SOLUTIONS, L.L.C.
     STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' DEFICIT
         FOR THE PERIOD FROM FEBRUARY 10, 1999 (DATE OF INCEPTION)
                     THROUGH DECEMBER 31, 1999

                                           For the Period From   For the Period From
                                            February 10, 1999     February 10, 1999
                           For the Three   (Date of Inception)   (Date of Inception)
                           Months Ended         Through                Through
                           March 31, 2000    March 31, 1999      December 31, 1999
                           --------------    --------------    --------------------
                            (Unaudited)        (Unaudited)
Sales                         $ 39,438           $ 11,126            $     90,219

Cost of Sales                   12,899              1,128                  38,896
                              --------           --------            ------------
Gross Profit                    26,539              9,998                  51,323

General and Administrative     (67,398)              (691)               (107,725)

Interest Expense                (1,391)                --                  (4,873)
                              --------           --------            ------------
Net Income (Loss)              (42,250)             9,307                 (61,275)

Members' Deficit - Beginning
   of Period                   (51,275)                --                      --

Capital contributions               --             10,000                  10,000
Receivable from members       (181,000)                --                      --
                              --------           --------            ------------
Members' Equity (Deficit)
 - End of period             $(274,525)          $ 19,307            $    (51,275)
                              ========           ========            ============

                      PURESOFT SOLUTIONS, L.L.C.
                      STATEMENTS OF CASH FLOWS

                                                       For the Period From  For the Period From
                                                        February 10, 1999    February 10, 1999
                                       For the Three   (Date of Inception)  (Date of Inception)
                                        Months Ended         Through              Through
                                       March 31, 2000    March 31, 1999      December 31, 1999
                                       --------------    --------------    --------------------
                                         (Unaudited)       (Unaudited)

Cash Flows From Operating Activities
  Net loss                              $(42,250)             $  9,307          $ (61,275)
  Adjustments to reconcile net
  loss to net cash used in
  operating activities:
    Depreciation expense                   2,083                    --              6,617
    Operating expenses paid by
     issuance of loans and members'
     equity                                   --                    --             42,000
    Changes in current assets
    and liabilities:
      Accounts receivable                 (8,027)               (7,621)           (10,895)
      Inventory                          (24,835)                   --                 --
      Accounts payable                   (11,407)                   --             25,777
      Accrued liabilities                  1,390                    --              4,873
                                        --------             ---------          ---------
      Net Cash Provided by
      (Used In) Operating Activities     (83,046)                1,686              7,097
                                        --------             ---------          ---------
Cash Flows From Financing Activities
   Proceeds from related party debt       29,955                    --                 --
   Principal payments on related party
     debt                                 (7,000)                   --                 --
   Advance from First Scientific         300,000                    --                 --
   Advance to members                   (181,000)                   --                 --
                                        --------             ---------           --------
   Net Cash Provided by Financing
     Activities                          141,955                    --                 --
                                        --------             ---------          ---------
Net Increase in Cash                      58,909                 1,686              7,097
                                        --------             ---------          ---------
Cash - Beginning of Period                7,097                     --                 --
                                        --------             ---------         ----------

Cash - End of Period                   $ 66,006              $   1,686          $    7,097
                                        ========             =========         ==========

Supplemental Cash Flow Information - There was no cash used in payment of interest during any period.

Non-Cash Investing and Financing Activities - During 1999, PureSoft issued notes to related parties totaling $57,000 in exchange for $25,000 of computer equipment purchased by the members and $32,000 of operating costs paid by the members on behalf of PureSoft.

During 1999, members contributed capital by payment of $10,000 of expenses on behalf of PureSoft.

                      PURESOFT SOLUTIONS, L.L.C.
                    NOTES TO FINANCIAL STATEMENTS
        (Information with Respect to March 31, 2000 and to the
       Three Months Ended March 31, 2000 and 1999 is Unaudited)


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - On February 10, 1999, PureSoft Solutions, L.L.C. (PureSoft) was formed under the laws of the State of New Hampshire. PureSoft is in the business of selling and marketing health care products. During the period ended December 31, 1999, a majority of the Company's sales were of health care products to health care product distributors.

INTERIM FINANCIAL STATEMENTS - The accompanying financial statements for the periods ended March 31, 2000 and 1999 are unaudited. In the opinion of management, all necessary adjustments (which include only normal recurring adjustments) have been made to present fairly the financial position, results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2000 are not necessarily indicative of the operating results to be expected for the full year.

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts in these financial statements and accompanying notes. Actual results could differ from those estimates.

FINANCIAL INSTRUMENTS - The amounts reported as cash, accounts receivable, accounts payable and accrued liabilities are considered to be reasonable approximations of their fair values due to their short-term nature. The amount reported as related party loans payable approximate their fair value based upon estimated future cash flows discounted at market interest rates.

INVENTORY - Inventories are stated at the lower of cost or market. Cost is determined by the first-in first-out method.

EQUIPMENT - Equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the property and equipment, which are three to seven years. Depreciation expense was $6,617 for the period ended December 31, 1999 and $2,083 for the three months ended March 31, 2000.

SALES RECOGNITION - Sales are recognized upon shipment of products and their acceptance by the customers.

NOTE 2 - BUSINESS CONDITION

PureSoft incurred negative cash flows from operating activities and incurred a loss from operations of $61,275 for the period ended December 31, 1999.
In addition, financing has primarily been through member loans. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain profitable operations. On March 15, 2000, PureSoft entered into an agreement providing for the eventual acquisition of the membership interest of the Company and significant capital contributions to the Company by First Scientific, Inc.

NOTE 3 - INCOME TAXES

PureSoft is organized as a limited liability company. As such, there are no tax consequences at the company level. The elements of income and expense are passed through to the members who then report them in their personal tax returns.

NOTE 4 - RELATED PARTY LOANS PAYABLE

Since inception, the Company has partially relied on funds advanced by members to fund its operating activities. Outstanding funds advanced from members at December 31, 1999 were $57,000 and $79,955 at March 31, 2000.
The loans are due on demand, are unsecured, and accrue interest at initial rates from 9.5% to 9.75% per annum. The rates are variable and follow the New York Prime Rate as published in the Wall Street Journal, plus 2 percent (10.5% on December 31, 1999). Interest in the amount of $4,873 and $6,264 was accrued on the loans payable as of December 31, 1999 and March 31, 2000, respectively.

NOTE 5 - ACQUISITION AGREEMENT

On March 15, 2000 PureSoft and its members entered into an agreement with First Scientific, Inc. to sell their interest in PureSoft for a total purchase price valued at $984,684. Under the terms of the agreement, First Scientific made a cash advance of $300,000 to the Company of which $181,000 was distributed to the Company's members as an advance on the purchase price. The $300,000 advance was recorded as payable to First Scientific. The $181,000 was recorded as a receivable from members. In conjunction with the acquisition agreement, First Scientific, Inc. advanced $300,000 cash on June 2, 2000. First Scientific is committed to fund an additional $300,000 for working capital by September 15, 2000. First Scientific will account for the acquisition as a business purchase. The agreement provides the remaining member's ownership can be purchased by First Scientific over the succeeding two years.

NOTE 6 - COMMITMENTS

OFFICE LEASE - During the three months ended March 31, 2000, PureSoft entered into a one-year lease agreement to rent office space. The lease provides for monthly lease payments of $1,250 per month for the first year with an option to yearly renew the lease for an additional two years, at which time the monthly lease payment is subject to a 6% escalation. Future minimum lease payments are $10,000 and $5,000 for the years ending December 31, 2000 and 2001, respectively.